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                                                                  EXHIBIT (d)(9)

                                 FORM OF AMENDED
                                   SCHEDULE A

                               WITH RESPECT TO THE

                          EXPENSE LIMITATION AGREEMENT

                                 BY AND BETWEEN

                                  ING GET FUND
                                       AND
                              ING INVESTMENTS, LLC

                          EFFECTIVE AS OF JUNE 26, 2002

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
                           MAXIMUM OPERATING EXPENSE LIMIT
NAME OF FUND           (AS A PERCENTAGE OF AVERAGE NET ASSETS)       EXPIRATION OF INITIAL TERM
------------           ----------------------------------------      --------------------------
Series D-N             0.40% during the offering period              December 31, 2002
Series P-R             0.75% during the guarantee period
Series S-T             0.65% during the offering period              December 31, 2002
                       1.00% during the guarantee period
Series U-V*            0.65% during the offering period              December 31, 2002
                       1.00% during the guarantee period

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*This Amended Schedule A will be effective with respect to these Funds upon the effective date of the initial Registration Statement with respect to the Funds.